Ally Financial Inc. 4Q 2017 Earnings Review Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com January 30, 2018 Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about targets and expectations for various financial and operating metrics. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Our use of the term “loans” describes all of the products associated with our direct and indirect lending activities. The specific products include loans, retail installment sales contracts, lines of credit, leases, and other financing products. The term “lend” or “originate” refers to our direct origination of loans or our purchase or acquisition of loans.

GAAP and Core Results - Annual The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Estimated Retail Auto Originated Yield, Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 36 and 37 for calculation methodology and details. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 37 for calculation methodology and details. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and the net deferred tax asset. See page 41 for calculation methodology and details. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if tax-effected Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See page 39 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, repositioning items, rep and warrant expense and Core OID. See page 43 for calculation methodology and details.

GAAP and Core Results - Quarterly The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Estimated Retail Auto Originated Yield, Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 36 and 37 for calculation methodology and details. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 37 for calculation methodology and details. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and the net deferred tax asset. See page 41 for calculation methodology and details. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if tax-effected Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See page 39 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, repositioning items, rep and warrant expense and Core OID. See page 43 for calculation methodology and details.

2017 Highlights

- **Adjusted EPS[1] of $2.39 up 11% YoY**
  - Excludes $0.27 tax reform impact in 4Q
- **Total Net Revenue (Adj.)[1] of $5.8 billion, up $338 million YoY**
- **Continued strong deposit and customer growth**
  - $14.2 billion total deposit growth and an increase of ~200k retail deposit customers
- **$34.7 billion consumer auto originations at higher estimated risk-adjusted yields**
- **Completed regulatory normalization process**
  - Tier 1 Leverage Ratio restriction lifted and ability to book all eligible assets at Ally Bank
- **Increased common shareholder distributions by ~16% in CCAR 2017 capital plan**
- **Progress on product expansion initiatives**
  - Corporate Finance pre-tax earnings up 60% YoY
  - Ally Invest and Ally Home®

4Q 2017 Preliminary Results 5

(1) Represents a non-GAAP financial measure. See pages 37 and 46 for details.

2017 Targets Achieved Adjusted EPS(1) Growth Adjusted Efficiency Ratio(1) Retail Auto Net Charge-offs Targets Actuals Core ROTCE(1) Lease Yield 5 – 15% 10% +/- 45 - 47% 1.4 – 1.6% 11% 9.8% 45.8% Deposit Growth 1.48% 5.6 – 6.0% 6.4% $12+ billion $14.2 billion (1) Represents a non-GAAP financial measure. See page 37, 41 and 43 for details.

Core Metric Trend Adjusted Earnings per Share(1) Adjusted Total Net Revenue(2) Total Deposits Adjusted Tangible Book Value per Share(3) (3) Represents a non-GAAP financial measure. See page 40 for details. (1) Represents a non-GAAP financial measure. See page 38 for details. (2) Represents a non-GAAP financial measure. See page 47 for details. Note: Other includes mortgage escrow, dealer and other deposits Ex. tax reform $28.7 (2) (2)

2018 Priorities Continue to enhance performance of Auto Finance and Insurance and position for the future Ensure culture remains aligned with relentless focus on customers, communities, associates, risk management and shareholders Maintain a leading, respected, and growing brand, while positioning as the pre-eminent digital bank Deliver significant and sustainable growth in deposits and customers, while optimizing the cost of funds Gather scale in the expanded consumer products and Corporate Finance businesses Execute strong earnings growth path and expand shareholder returns

Tax Reform Perspective Employee and Community Investment $1,000 one-time bonus for eligible employees $6 million increase in non-profit contributions in local communities Potential Economic Activity Benefits Support new and used vehicle sales Support used vehicle prices Increase consumer debt service ability Support home sales Increased savings and wealth creation Expected Financial Benefits Accelerated EPS growth ROE expansion Supports increased capital distributions

Tax Reform Financial Impact

Long-term

Ongoing Effective Tax Rate

- Expect ETR of 23% - 24%
- Continue to opportunistically target tax strategies to reduce ETR post tax reform

4Q 2017

Deferred Tax Asset

- $119 million tax expense from change to US tax law
- Revaluation of deferred tax balances from 35% to 21%

Capital

- ~0.05% reduction to CET1
- Net DTA write-down partially offset by lower disallowed DTA

Adjusted Tangible Book Value(1)



$28.18
$0.70
$(0.38)
Core OID adjustment
$(0.29)
DTA and LIHTC impact
$(0.14)
$28.07
3Q 17
Adjusted EPS (1)
Tax Reform Impact (2)
Other (3)
4Q 17

1) Represents a non-GAAP financial measure. See page 40 for details.
2) 'Tax Reform Impact': $(0.38) impact relates to changing the Core OID adjustment from a federal U.S. statutory effective tax rate of 35% to 21%; $(0.29) primarily related to DTA write-down and includes activity related to LIHTC amortization. See pages 35 and 40 for more details.
3) 'Other' includes common dividends, other comprehensive income activity and additional-paid-in-capital activity

4Q 2017 Preliminary Results 10

Full Year and Fourth Quarter Financial Results Note: numbers may not foot due to rounding Represents a non-GAAP financial measure. Excludes Core OID. See pages 36 and 46 for calculation methodology and details. Repositioning items are primarily related to the extinguishment of high-cost legacy debt and strategy activities. See pages 36 and 37 for calculation methodology and details. Represents a non-GAAP financial measure. See pages 37, 38, 41, 42, 43 and 44 for calculation methodology and details. Significant discrete tax items do not relate to the operating performance of the core businesses. FY 2016 effective tax rate was impacted primarily by a $98 million tax benefit in 2Q 16 from a tax reserve release related to a prior year federal tax return. FY 2017 effective tax rate was impacted primarily by a $119 million revaluation of federal deferred tax assets and liabilities and related valuation allowance recorded in 4Q 17. See page 35 for more details on the 4Q 17 effective tax rate excluding tax reform. Ex. tax reform 27.4%

Adjusted EPS(1) Growth Represents a non-GAAP financial measure. See page 37 for calculation methodology and details. Successfully navigated business transition to deliver consistent earnings growth + 13% CAGR Expect earnings growth to accelerate: Tax reform Lease portfolio and provision expense normalizing

Total Net Revenue (Adj.)(1) Represents a non-GAAP financial measure. Excludes Core OID from Net Financing Revenue. Excludes activity related to the extinguishment of high-cost legacy debt from Other Revenue. See page 36, 46 and 47 for calculation methodology and details. Consistent revenue growth driven by deposit growth and balance sheet optimization (1) (1)

Net Financing Revenue (excld Core OID)(1) Represents a non-GAAP financial measure. Excludes Core OID. See page 36 and 46 for calculation methodology and details. Successfully offsetting lease decline with more diversified asset mix + $322 + $328 - $105 - $128 + $217 + $200 (1) + $592 - $263 + $328 (1)

Other Revenue (Adj.)(1) Represents a non-GAAP financial measure. Excludes activity related to the extinguishment of high-cost legacy debt. See page 36, 46 and 47 for calculation methodology and details. “Other” includes late charges and other administrative fees, and other income, net of losses Consistent noninterest income supported by Insurance and SmartAuction (2)

Provision Expense Provision expense up due to loan growth and asset mix transition ~$130 due to transfer of TDR loans to held-for-sale

Noninterest Expense Represents a non-GAAP financial measure. See page 43 for calculation methodology and details. “Other” is comprised of compensation & benefits, information technology, servicing and other unidentified noninterest expenses. Insurance expenses represents the segments noninterest expenses. ‘New Business / New Products’ is comprised of activity associated with Ally Invest, Clearlane, direct-to-consumer mortgage and Transportation Finance Maintaining expense efficiency while investing in technology and product expansion (1) (2) (3) (4)

Earning Asset Growth Capital efficient asset growth while auto balances normalize Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship

$58.2 Deposit Growth 2014 Total Deposits 2015 Total Deposits 2016 Total Deposits $66.5 $79.0 Total Deposits Deposit growth momentum supported by both new and existing customer expansion +$11.3 Retail Deposit Growth ($ billions, end of period balances) 2017 Total Deposits $93.3 New Retail Customers +$6.3 +$0.8 Brokered / Other +$8.3 Total Deposits +$12.5 New Retail Customers +$7.7 Existing Retail Customers +$3.4 +$1.4 Brokered / Other +$2.9 Brokered / Other Total Deposits +$14.2 Existing Retail Customers +$1.2 Existing Retail Customers +$2.9 New Retail Customers +$8.4

Net Interest Margin Full year Net Interest Margin (ex Core OID)(1) (“NIM”) of 2.76% up 9 bps YoY driven by higher retail and commercial auto margins Net Financing Revenue (ex Core OID)(1) up $328 million YoY driven by NIM expansion, as well as asset and deposit growth 4Q 17 NIM increase QoQ due to higher retail and commercial auto yields partially offset by lease decline Represents a non-GAAP financial measure. Excludes Core OID for interest expense and Core OID balance from Unsecured debt. See page 36, 46 and 47 for calculation methodology and details. Includes brokered and sweep deposits Includes Demand Notes, FHLB borrowings and Repurchase Agreements Includes trust preferred securities

Deposits Record annual retail deposit growth – retail deposits up $11.3 billion YoY Strong quarterly deposit growth up $3.0 billion Average retail portfolio deposit rate up 20 bps YoY – in line with peer banks Continued deposit mix shift to retail CDs from savings driven by consumer demand for CDs and strategic pricing actions Retail deposit customers up 16% YoY Stable, consistent growth of retail deposits Deposit Mix Retail deposit customer growth Note: Other includes mortgage escrow, dealer, and other deposits Note: Other includes mortgage escrow, dealer, and other deposits +41k customers QoQ

Capital

- **Preliminary fully phased-in Basel III CET1 ratio of 9.5%**
  - Expect 5 - 10 bps net impact to CET1 in 1Q 18 given adoption of new accounting pronouncements
- **RWA flat while earning assets increased ~$5 billion YoY**
- **4Q 17 share repurchases equated to ~1.5% net reduction of total shares outstanding**
  - 9.7% shares outstanding decrease since inception of buyback program in 3Q 16
- **Board approved quarterly dividend increase from $0.12 to $0.13 per share for 1Q 18**
  - Included in Fed non-objection to 2017 CCAR capital plan

Capital Ratios[1] and Risk-Weighted Assets



12.5%
12.7%
12.8%
13.2%
12.9%
10.9%
11.1%
11.1%
11.4%
11.2%
9.1%
9.3%
9.4%
9.6%
9.5%
$139
$138
$138
$136
$139
4Q 16
1Q 17
2Q 17
3Q 17
4Q 17
Risk-Weighted Assets ($B)
Total Capital Ratio
Tier 1 Ratio
CET1

(1) All capital ratios represent fully phased-in Basel III, which are non-GAAP financial measures; See page 45 for details.

Deferred Tax Asset Utilization



($ millions)
$976
$683
$895
$616
$757
$473
$653
$410
$453
$280
4Q 16
1Q 17
2Q 17
3Q 17
4Q 17
Net GAAP DTA Balance
Disallowed DTA

Note: reflects Basel III fully phased-in disallowed DTA. Disallowed DTA is phased in to CET1 during transition period. See page 45 for more details.

Share Buyback Summary

	4Q 17	Since Inception
Shares Repurchased *(MM)*	7.0	51.2
Dollars *($MM)*	$190	$1,079
Average Price Paid Per Share	$27.00	$21.08
Shares Outstanding Decrease *(net)*	-1.5%	-9.7%

Note: 'Since Inception' is activity in 3Q 16 - 4Q 17. Shares repurchased include shares withheld to cover taxes related to employee stock ownership plans.

4Q 2017 Preliminary Results 22

Consolidated Net Charge-Offs Provision Expense Asset Quality Retail Auto Net Charge-Offs Retail Auto Delinquencies Note: Above loans are classified as held-for-investment and recorded at gross carrying value. Note: Includes accruing contracts only. Note: See page 36 for definition. Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship.

5.82% $30.4 $32.6 Auto Finance reported pre-tax income of $285 million in 4Q, down $13 million YoY and down $15 million QoQ Net financing revenue up YoY due to higher retail assets and yields offsetting lease portfolio run-off Net financing revenue down QoQ due to declining lease portfolio Other revenue down QoQ and YoY driven primarily by lower loan sale activity Provision expense up YoY due to higher charge-offs due to portfolio mix shift which is largely complete Provision declined QoQ due to lower hurricane-specific reserves – $40 million of reserve remains Auto Finance – Results Noninterest expense includes corporate allocations of $167 million in 4Q 2017, $165 million in 3Q 2017 and $165 million in 4Q 2016 Commercial Services Group (CSG) are business customers. Average annualized credit losses of 40-45 bps on CSG loans for 2016 and 2017. Estimated Retail Auto Originated Yield (2) 6.24% Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period.

Auto Finance – Key Metrics See page 36 for definitions Consumer Assets Commercial Assets Consumer Originations Origination Mix Note: Asset balances reflect the average daily balance for the quarter See page 36 for definitions

Insurance Pre-tax income of $80 million up $11 million YoY and QoQ Earned premiums up driven primarily by higher vehicle inventory insurance rates Written premiums of $265 million up $28 million YoY Increase driven by growth in F&I products and vehicle inventory insurance rates $30 million weather loss coverage (in excess of $12 million attachment point) remaining for 1Q 18 $60 million of losses reinsured under agreement since 2Q 17 Noninterest expense includes corporate allocations of $13 million in 4Q 2017, $12 million in 3Q 2017 and $12 million in 4Q 2016 (1) (1) 2Q 2017 - 4Q 2017 Weather Losses net of reinsurance coverage (1) (1)

Pre-tax income of $32 million, up $1 million YoY and up $10 million QoQ Net financing revenue up YoY and QoQ driven by strong loan growth Total other revenue flat YoY and up QoQ due to higher equity investment income in the current quarter Provision expense up YoY and QoQ driven by higher reserves primarily resulting from asset growth Held-for-investment portfolio up 23% YoY YoY asset growth from specialized lending verticals Corporate Finance Noninterest expense includes corporate allocations of $5 million in 4Q 2017, $5 million in 3Q 2017 and $6 million in 4Q 2016

Mortgage Finance Noninterest expense includes corporate allocations of $14 million in 4Q 2017, $12 million in 3Q 2017 and $9 million in 4Q 2016 1st lien only. Updated home values derived using a combination of appraisals, BPOs, AVMs and MSA level house price indices Pre-tax income of $2 million, down $13 million YoY and flat QoQ Higher net financing revenue YoY driven by asset balance growth from bulk purchase activity Provision expense higher YoY due to allowance release in the prior year based on strong credit performance Provision down QoQ as hurricane specific reserves in 3Q 17 offset asset growth Noninterest expense up YoY driven by continued build out of direct-to-consumer offering Held-for-investment assets up $3.4 billion YoY Bulk purchase activity of $2.2 billion in 4Q 17 Full year bulk purchase activity of $4.5 billion, up 20% YoY

Conclusion Another strong year of executing financial path Deposit growth and expanding risk-adjusted asset yields support further earnings growth Successfully navigating cyclical dynamics in auto finance Tax reform supports accelerated earnings growth Focused on building scale in product expansion areas Building the leading digital bank

Supplemental Charts

Results by Segment Core OID for all periods shown are applied to the pre-tax income of the Corporate and Other segment. See pages 36 and 47 for calculation methodology and details. Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations for repositioning items and Core OID. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 36 and 46 for calculation methodology and details. Supplemental

Supplemental

Funding and Liquidity

- **Ally Bank funded assets at 82% up 7 pts YoY**
- **Deposits at 62% of total funding (ex Core OID balance) up 8 pts YoY**
- **$7.3 billion in domestic term auto ABS transactions FY 17**
  - Including $1.1 billion full securitization
- **Strong total liquidity levels at $18.1 billion as of 12/31/17**

Growth in Bank Funded Assets



($ billions)
$163.7
$162.1
$164.3
$164.0
$167.1
75%
75%
77%
79%
82%
4Q 16
1Q 17
2Q 17
3Q 17
4Q 17
Ally Bank Assets
Non-Bank Assets

Funding Profile



44%
7%
31%
17%
47%
9%
28%
16%
54%
12%
19%
14%
62%
14%
12%
11%
4Q 14
4Q 15
4Q 16
4Q 17
Deposits
FHLB / Other
Secured Debt
Unsecured Debt

Note: excludes Core OID balance. See page 36 and 47 for details.

Unsecured Long-Term Debt Maturities



($ billions)
$17.9
$21.0
$21.8
$18.1
Weighted average coupon(1)
4.5%
4.3%
3.6%
6.5%
6.1%
$9.2
$2.6
$0.3
$1.6
$0.6
$1.0
$0.8
$1.2
$1.7
$2.3
1Q 17
2Q 17
3Q 17
4Q 17
1Q 18
2Q 18
3Q 18
4Q 18
2019
2020
2021+
Matured
Remaining
Total Liquidity

(1) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. 2021+ excludes ~$2.6 billion Trust Preferred securities.

As of 12/31/17. Total maturities for 2021 and beyond do not exceed $3.0 billion in any given year. Current period does not include early debt redemptions.

Note: Total Liquidity includes cash & cash equivalents, highly liquid securities and current committed unused capacity. See page 18 of the Financial Supplement for more details.

4Q 2017 Preliminary Results

32

Represents a non-GAAP financial measure. See page 36 and 47 for details. Represents a non-GAAP financial measure. See page 46 for calculation methodology and details. Primarily HFI legacy mortgage portfolio. Corporate and Other Supplemental Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, the legacy mortgage portfolio and Ally Invest activity Pre-tax income of $11 million up $44 million YoY and up $9 million QoQ Net financing revenue up YoY and QoQ driven primarily by higher investment securities average balances and yield Other revenue lower YoY primarily due to higher investment gains in prior period Total assets up $1.2 billion YoY Higher investment securities balance Held-for-investment mortgage loan decline due to legacy portfolio run-off Low volatility environment impacting Ally Invest average customer trades per day

Interest Rate Sensitivity Net financing revenue impacts reflect a rolling 12-month view. See page 36 for additional details. Gradual changes in interest rates are recognized over 12 months. Supplemental

Deferred Tax Asset and 4Q 17 ETR Details Supplemental U.S. GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimated Primarily book / tax timing differences Note: 4Q 2017 includes approximately $128 million revaluation of deferred tax balances from 35% to 21% pursuant to Tax Reform enacted on December 22, 2017. Tax credits are not generally subject to revaluation.

Supplemental

Notes on non-GAAP and other financial measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Estimated Retail Auto Originated Yield, Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document

1) ***Accelerated issuance expense (Accelerated OID)*** *is the recognition of issuance expenses related to calls of redeemable debt.*
2) ***Core net income attributable to common shareholders*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. See page 37 for calculation methodology and details.*
3) ***Core original issue discount (Core OID) amortization expense*** *is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 47 for calculation methodology and details.*
4) ***Core outstanding original issue discount balance (Core OID balance)*** *is a non-GAAP financial measure for outstanding OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 47 for calculation methodology and details.*
5) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID and (2) repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 46 for calculation methodology and details.*
6) ***Estimated Retail Auto Originated Yield*** *is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period.*
7) ***Interest rate risk modeling*** *– We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. We have experienced significant growth in deposit balances over the past several years, resulting in increased exposure to deposit portfolio repricing assumptions on liquid and time deposit balances. During the first quarter of 2017 we implemented a dynamic pass-through modeling assumption on our retail liquid deposit portfolio, whereby deposit pass-through levels increase as the absolute level of short-term market interest rates rise. Our baseline forecast assumes a medium-term cumulative deposit beta on retail liquid products of 30% to 50%, steadily increasing to approximately 75% over the longer term. For deposits with contractual maturities, we assume betas will exceed retail liquid product levels on new and maturing volumes. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see the 10-K for more details.*
8) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*
9) ***Tangible Common Equity*** *is a non-GAAP financial measure that is defined as common stockholders' equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for tax-effected Core OID balance and net deferred tax asset. See page 41 for more details.*
10) ***U.S. consumer auto originations***
    - *New Retail – standard and subvented rate new vehicle loans*
    - *Lease – new vehicle lease originations*
    - *Used – used vehicle loans*
    - *Growth – total originations from non-GM/Chrysler dealers and direct-to-consumer loans*

4Q 2017 Preliminary Results 36

GAAP to Core Results - Annual Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.

GAAP to Core Results - Quarterly Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.

GAAP to Core Results - Annual Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure. Note: in December 2017 tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

GAAP to Core Results - Quarterly Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure. Note: in December 2017 tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

GAAP to Core Results - Annual Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s core net income attributable to common shareholders utilized a static 34% tax rate for purposes of calculating Core ROTCE through 4Q 2015. As of 1Q 2016, Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. In the denominator, GAAP shareholder’s equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results - Quarterly Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s core net income attributable to common shareholders utilized a static 34% tax rate for purposes of calculating Core ROTCE through 4Q 2015. As of 1Q 2016, Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. In the denominator, GAAP shareholder’s equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results - Annual Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, repositioning items primarily related to strategic activities and rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue, repositioning items primarily related to the extinguishment of high-cost legacy debt and Core OID. See page 26 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business.

GAAP to Core Results - Quarterly Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense and Rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue and Core OID. See page 26 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business.

Notes on non-GAAP and other financial measures Supplemental Common Equity Tier 1 (“CET1”) capital fully phased-in: Under the Basel III regulatory framework as adopted in the United States, banking organizations like the company are required to comply with a minimum ratio of common equity tier 1 capital to risk-weighted assets (CET1 Capital Ratio). Common equity tier 1 capital generally consists of common stock (plus any related surplus and net of any treasury stock), retained earnings, accumulated other comprehensive income, and minority interests in the common equity of consolidated subsidiaries, subject to specified conditions and adjustments. The obligation to comply with the minimum CET1 Capital Ratio is subject to ongoing transition periods and other provisions under Basel III. Management believes that both the transitional CET1 Capital Ratio and the fully phased-in CET1 Capital Ratio are helpful to readers in evaluating the company’s capital utilization and adequacy in absolute terms and relative to its peers. The fully phased-in CET1 Capital Ratio is a non-GAAP financial measure that is reconciled to the transitional CET1 Capital Ratio above.

Notes on non-GAAP and other financial measures Supplemental Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income . See page 36 for definitions.

Notes on non-GAAP and other financial measures Supplemental (1) Excludes accelerated OID. See page 36 for definitions. Note: Accelerated OID and repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. See page 36 for definitions.